UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 24, 2005

ART TECHNOLOGY GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26679	04-3141918
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 First Street, Cambridge, Massachusetts	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 386-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement
     On December 30, 2005, we entered into the Eighth Loan Modification Agreement with our bank, Silicon Valley Bank. This modification agreement amended the Amended and Restated Loan and Security Agreement dated as of June 13, 2002 between us and the bank, as previously amended, as follows:
•	The expiration date of the revolving credit facility was extended from December 24, 2005 to February 7, 2006.
We agreed to reimburse the bank for its reasonable legal fees and expenses incurred in connection with the amendment of the existing loan documents.
At December 30, 2005, we had no borrowings outstanding, the bank had issued letters of credit in the aggregate amount of approximately $6,108,782.00 for our account under the facility, and approximately $13,891,218 was available under the facility.
Item 2.03 Creation of a Direct Financial Obligation
     Under the revolving credit facility contemplated by our Amended and Restated Loan and Security Agreement dated June 13, 2002 with our bank, as previously amended and as further amended by the Eighth Loan Modification Agreement described above, we may from time to time incur direct financial obligations to the bank that are material in amount. These obligations may arise from our receipt of advances under the revolving credit facility, from the issuance by the bank for our account of letters of credit, or by reason of our incurrence of fees or other charges payable to the bank under the terms of the agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ART TECHNOLOGY GROUP, INC.
Date: December 30, 2005	By:	/s/ Julie M.B. Bradley
Julie M.B. Bradley
Senior Vice President and Chief Financial Officer